DOCUMENT.04/0+
                                            AMENDMENT NUMBER EIGHT
                                      COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                            1991 STOCK OPTION PLAN



WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend its 1991 Stock Option Plan, as amended (the "Plan"), to allow for the transfer of options to immediate family members and related entities;
NOW, THEREFORE, the Plan shall be amended as follows,  effective March 23, 1998:
1. The first sentence of Section 7(a) shall be amended to read as follows: "(a) Non-transferability. No Option granted hereunder shall be transferable by the ------------------- Optionee to whom granted otherwise than pursuant to a beneficiary designation made under Section 14(d) hereof or by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, in the case of Options not intended to  constitute  Incentive  Stock Options  under  Internal  Revenue Code
Section 422, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by
such  Optionee  to  (i)  the  spouse,  children  (including   step-children)  or
grandchildren of the Optionee (each such individual and the Optionee shall be referred to as an "Eligible Group Member"), (ii) a trust or trusts for the exclusive benefit of one or more Eligible Group Members or for the benefit of one or more Eligible Group Members and one or more organizations exempt from income tax and described in Code Section 501(c)(3), (iii) a partnership or similar vehicle in which such Eligible Group Members are the only partners or participants, or (iv) an organization exempt from income tax and described in Code Section 501(c)(3) in which an Eligible Group Member is involved in either participation and/or management, provided that (x) there may be no consideration for any such transfer, (y) the instrument of transfer must be approved by the Company's Administrative Committee of Employee Benefits, and (z) transferred Options shall not again be transferable other than by will or by the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment in Section 7(d) hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee or beneficiary only to the extent, and for the periods, specified by such Section 7(d)."
2. Section 7(d)(1) shall be amended in its entirety to read as follows: "(1) If an Optionee's employment or service as a director terminates for any reason other than death, Disability, Retirement or Cause (as hereinafter defined), the Optionee may at any time within three (3) months after his or her termination of employment or service as a director, exercise an Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination." 3. Section 7(d)(4) shall be amended in its entirety to read as follows: "(4) If an Optionee dies while a director or an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (1) of this Section 7(d) or within one (1) year after termination as a result of Disability as described in clause (2) of this Section 7(d), the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by transfer or designation, as the case may be, pursuant to Section 7(a) or 14(d), or, absent such a transfer or designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was
                           exercisable   on  the  date  of   death  or   earlier
                           termination."
          4.       New Section 7(d)(5) shall be added to read as follows:
                   "(5)    If an  option  holder's  employment  terminates  as a
                           result of Retirement, the option holder may at any time within one (1) year after termination of service for Retirement, exercise such option to the extent, and only to the extent, the option or portion thereof was exercisable at the date of such termination. For purposes of this Section 7(d)(5) "Retirement" shall mean the attainment of "Early Retirement Age" or "Normal Retirement Age" as these terms are defined in the Countrywide Credit Industries, Inc., Defined Benefit Pension Plan."
         5.       New Sections 14(c) and (d) shall be added to read as follows:
                  "(c) Effect of Death. In the event of the death of any Optionee hereunder, the term "Optionee" as used hereunder shall thereafter be deemed to refer to the transferee or transferees under Section 7(a) or beneficiary or beneficiaries designated pursuant to
                           Section 14(d) hereof or if no such transfer or designation is in effect, the person to whom the Optionee's rights pass by will or applicable law, or, if no such person has such right, the executor or
administrator   of  the  estate  of  such   Optionee."   "(d)   Designation   of
Beneficiaries.   An   Optionee   hereunder   may  file   with  the   Company   a
----------------------------   written   designation   of   a   beneficiary   or
beneficiaries under this Plan on a form and in such manner as the Committee prescribes and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however that if the Committee is in doubt as to the entitlement of any such beneficiary to any Option, the Committee may determine to recognize only the legal representative of the Optionee in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone."
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                  IN WITNESS  WHEREOF,  the Company  has caused  this  amendment number seven to be executed by its duly authorized officer this _______ day of March, 1998.

                                             Countrywide Credit Industries, Inc.



                                                 By:____________________________
                                                             Sandor E. Samuels
                                                              Managing Director

Attest:


-------------------------------
Susan Bow
Assistant Secretary